Exhibit 25.1
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM T-1
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)          ☐

THE BANK OF NEW YORK TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

Delaware	95-3571558
(State of incorporation	(I.R.S. employer
if not a U.S. national bank)	identification no.)

700 South Flower Street, Suite 500
Los Angeles, California	90017
(Address of principal executive offices)	(Zip code)
Mildred Quinones-Holmes
Legal Department
The Bank of New York Trust Company, N.A.
One Wall Street, 29th Floor
New York, NY 10286
(212) 635-1889
(Name, address and telephone number of agent for service)

LIBBEY GLASS INC.
(Exact name of obligor as specified in its charter)

Delaware	22-2784107
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

300 Madison Avenue
Toledo, OH	43699
(Address of principal executive offices)	(Zip code)
and the Guarantors listed on the next page

Floating Rate Senior Secured Notes due 2011
and related Guarantees
(Title of the indenture securities)

GUARANTORS

Exact Name of	State or Other
Obligor as	Jurisdiction of	IRS Employer
Specified in its	Incorporation or	Identification	Address of Principal
Charter	Organization	Number	Executive Offices

Libbey Inc.	Delaware	34-1559357	300 Madison Avenue Toledo, OH 43699

Syracuse China Company	Delaware	16-1481904	300 Madison Avenue Toledo, OH 43699

World Tableware Inc.	Delaware	31-1521231	300 Madison Avenue Toledo, OH 43699

LGA4 Corp.	Delaware	31-1525673	300 Madison Avenue Toledo, OH 43699

LGA3 Corp.	Delaware	31-1521505	300 Madison Avenue Toledo, OH 43699

The Drummond Glass Company	Delaware	34-1700383	300 Madison Avenue Toledo, OH 43699

LGC Corp.	Delaware	34-1896034	300 Madison Avenue Toledo, OH 43699

Traex Company	Delaware	34-1896032	300 Madison Avenue Toledo, OH 43699

Libbey.com LLC	Delaware	34-1906913	300 Madison Avenue Toledo, OH 43699

LGFS Inc.	Delaware	34-1930975	300 Madison Avenue Toledo, OH 43699

LGAC LLC	Delaware	34-1930497	300 Madison Avenue Toledo, OH 43699

Crisa Industrial, L.L.C.	Delaware	74-2848986	300 Madison Avenue Toledo, OH 43699

1.	General information. Furnish the following information as to the trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency — United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429
(b)	Whether it is authorized to exercise corporate trust powers.

Yes.
2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).
1.	A copy of the articles of association of The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-121948).

4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121948).

5.	Not applicable.

6.	The consent of the trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-121948).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

8.	Not applicable.

9.	Not applicable.

SIGNATURE
     Pursuant to the requirements of the Act, the trustee, The Bank of New York Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Chicago, and State of Illinois, on the 12th day of December, 2006.

THE BANK OF NEW YORK TRUST COMPANY, N.A.
By:	/s/ Linda Garcia
Linda Garcia
Assistant Vice President

Exhibit 7
Consolidated Report of Condition of
THE BANK OF NEW YORK TRUST COMPANY, N.A.
of 700 South Flower Street, Suite 200, Los Angeles, CA 90017
     At the close of business September 30, 2006, published in accordance with Federal regulatory authority instructions.

		Dollar Amounts
		in Thousands

ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		3,188
Interest-bearing balances		0
Securities:
Held-to-maturity securities		56
Available-for-sale securities		64,467
Federal funds sold and securities
purchased under agreements to resell:
Federal funds sold		49,000
Securities purchased under agreements to resell		128,000
Loans and lease financing receivables:
Loans and leases held for sale		0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned
income and allowance		0
Trading assets		0
Premises and fixed assets (including capitalized leases)		3,808
Other real estate owned		0
Investments in unconsolidated
subsidiaries and associated companies		0
Not applicable
Intangible assets:
Goodwill		267,486
Other Intangible Assets		15,230
Other assets		40,470

Total assets		$571,705

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Dollar Amounts
in Thousands
LIABILITIES

Deposits:
In domestic offices	2,039
Noninterest-bearing	2,039
Interest-bearing	0
Not applicable
Federal funds purchased and securities
sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	58,000
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	85,004
Total liabilities	145,043

Minority interest in consolidated subsidiaries	0

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	321,520
Retained earnings	104,139
Accumulated other comprehensive income	3
Other equity capital components	0
Total equity capital	426,662

Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)	571,705

     I, William J. Winkelmann, Vice President of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

William J. Winkelmann )	Vice President
     We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Michael K. Klugman, President	)
Michael F. McFadden, MD	)	Directors (Trustees)
Frank P. Sulzberger, Vice President	)

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